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                                                                   EXHIBIT 10.40

                                 ADDENDUM TO THE
                      THIRD AND FOURTH AMENDED AND RESTATED
                               GUARANTY AGREEMENTS

         This Addendum to the Fourth Amended and Restated Guaranty Agreement is made and entered into as of the 19th day of March, 2004, by and between AmerAlia, Inc., a Utah corporation whose address is 20971 East Smoky Hill Rd, Centennial, CO 80015 (Telephone: (720) 876 2373; Facsimile: (720) 876 2374 )
("AmerAlia") and Jacqueline B. Mars, as Trustee of the Jacqueline Badger Mars Trust dated February 5, 1975, as amended, whose address is Stone Hill Farms, 3417 Landmark Road, The Plains, Virginia 22171, (the "Trust").

                                    RECITALS

A. AmerAlia and the Trust are parties to that Third Amended and Restated Guaranty Agreement dated November 29, 2001 (the "Third Guaranty") and that Fourth Amended and Restated Guaranty Agreement dated April 1, 2002 (the "Fourth Guaranty" and, collectively with the Third Guaranty, the "Guaranty").

B. AmerAlia has a promissory note due to the Bank of America ("BofA") for $9,921,583 due December 31, 2005 (the "BofA Loan") which amount the Trust has previously guaranteed pursuant to the Guaranty.

C. The Trust is willing to facilitate AmerAlia's obtaining long term financing of its operations by agreeing to the additional terms hereof.

Guaranty

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         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency whereof is hereby acknowledged, AmerAlia and the Trust: (A) agree that this Addendum to the Third Guaranty and Fourth Guaranty is in addition to and not in replacement of the Third Guaranty and the Fourth Guaranty which remain in effect in accordance with their terms except as provided herein; and
(B) further agree as follows:

1. Effective November 1, 2002, AmerAlia will have no further obligation to pay the guaranty fee contained in Section 4 of the Fourth Guaranty.

2.       Section 3(4) of the Fourth Guaranty will be deleted in its entirety.

3. Pursuant to the Series C Pledge Agreement dated as of the date hereof (the "Pledge Agreement"), AmerAlia will pledge to the Trust, a Series C Debenture, and all principal and interest payment thereunder issued by Natural Soda Holdings, Inc., a Colorado corporation ("NSHI") with a principal amount of $9,921,583.00 (the "Series C Debenture").

4. AmerAlia agrees that if it shall receive any cash and/or other property in respect of Interest or Contingent Interest (both as defined in the Series C Debenture) on the Series C Debenture for the periods after the date hereof or principal on the Series C Debenture, it shall pay such amounts to the Trust as set forth in the Pledge Agreement. The Trust agrees to use any payments to pay any outstanding interest or principal under the BofA Loan and to reduce the amounts owed by AmerAlia to the Trust.

5. AmerAlia agrees that if the Interest and the Contingent Interest received by the Trust exceeds amounts paid by the Trust to BofA, the Trust may keep such monies and/or other property as consideration for providing the Guaranty.

6. The Trust hereby releases its security interest in all of the assets of AmerAlia, NSHI and Natural Soda, Inc. (not including the Series C Debenture, which when delivered, will be the only security interest in any asset retained by the Trust) as described in the Third Guaranty and the Fourth Guaranty.

7.       Section 4(2) of the Third Guaranty will be deleted in its entirety.

8.       Section 3(2) of the Fourth Guaranty will be deleted in its entirety.

9. The Trust agrees to use any interest it receives from the Series C Debentures to pay outstanding interest to BofA and to repay itself for any BofA interest which it previously paid. The Trust shall notify AmerAlia of any interest it pays to BofA and shall notify AmerAlia of the portion paid using Series C Debenture interest. If the amount of interest paid to BofA by the Trust exceeds the amount of interest received by the Trust from the Series C Debentures, the Trust agrees, that upon written notice from AmerAlia that AmerAlia cannot pay the current interest owed to BofA, that the Trust shall pay up to the following amounts:

Addendum to Fourth Guaranty

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                  (a) 65% of the total amount of the interest due to BofA under the BofA Loan during calendar year 2004; and


                  (b) 50% of the total amount of the interest due to BofA under the BofA Loan during calendar year 2005.

         Such interest paid pursuant to (a) and (b) above, by the Trust using its own funds shall become an obligation owed to the Trust by AmerAlia and such interest obligations shall be evidenced by a Promissory Note with substantially the same terms set forth in the form of promissory note attached hereto as Exhibit A (the "Promissory Notes"). To the extent that the Series C Debenture interest received by the Trust exceeds the BofA interest payments, the Trust shall use such funds to first allow AmerAlia to reduce the outstanding interest and principal due under the Promissory Notes, and second, to allow AmerAlia to reduce the outstanding principal and interest under the promissory note issued to the Trust as of the date hereof in the principal amount of $469,628 (the "Note"). After all of the outstanding interest and principal due under the Promissory Notes and the Note has been paid, any excess Series C Debenture interest shall be considered excess for purposes of
         Section 5.

10. AmerAlia and the Trust agree that this Addendum to the Third Guaranty and Fourth Guaranty, together with the Third Guaranty and Fourth Guaranty, as modified by this Addendum, and the BofA Loan represent all the agreements and understandings between the Trust and AmerAlia regarding the BofA Loan. Further, this Addendum to the Third Guaranty and Fourth Guaranty, together with the Third Guaranty and Fourth Guaranty, as modified by this Addendum, and the BofA Loan supercede all prior agreements and understandings, whether written or oral, between the Trust and AmerAlia.

11.      General Provisions

(1) Notices. All notices provided for herein shall be in writing, and shall be served in one of the following ways:

                  (a) by personal service (which service shall be considered effectuated when actual delivery is made upon the addressee, if delivery is made during normal business hours (and on the day after personal delivery, if delivery is made after normal business hours)); or

                  (b) by certified mail, return receipt requested, with postage prepaid (which service shall be considered effectuated when there has been delivered to the forwarding party the receipt executed by the party to whom it was addressed or a notice from the postal authorities that the person to whom it was addressed has failed to accept delivery); or

                  (c) a recognized overnight delivery service (which service shall be considered effectuated when there has been delivered to the forwarding party a notice that the delivery was made).

Addendum to Fourth Guaranty

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         All notices shall be addressed, as set forth in the first paragraph above, or at such other address as shall be designated by any party hereto in a written notice served on the other party pursuant to this
         Section 9(1).

         (2) Governing Law; Interpretation. This Agreement shall be governed by the laws of the State of Colorado. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         (3) No Waiver. Neither this Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally except by an instrument in writing duly signed by or on behalf of the parties.

         (4) Integration. This Agreement, the Third Guaranty, the Fourth Guaranty and the Pledge Agreement contain the entire understanding of the parties with respect to the guaranty of the BofA Loan, and shall not be amended or modified except by an agreement in writing signed by the parties hereto.

         (5) Miscellaneous. The Section headings used herein are for convenience of reference only and shall not define or limit the provisions of this Agreement. As used in this Agreement, the singular shall include the plural and the plural shall include the singular, and masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires.

Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms.

AmerAlia, Inc.                             JACQUELINE B. MARS, AS TRUSTEE OF THE
                                           JACQUELINE BADGER MARS TRUST, DATED
                                           FEBRUARY 5, 1975, AS AMENDED

By: /s/ Bill H Gunn                                           /s/ Joel A. Kobert
    -----------------------------                      -------------------------

Bill H. Gunn, President                    Joel A. Kobert Attorney in Fact for
                                           Jacqueline B. Mars, as Trustee of the
                                           Jacqueline Badger Mars Trust

Addendum to Fourth Guaranty